Exhibit 99.1

Issued:  2 April, 2012, London, UK & South San Francisco, CA — LSE Announcement

GlaxoSmithKline to increase its ownership in Theravance

GlaxoSmithKline plc (GSK) and Theravance, Inc. (NASDAQ: THRX) announced today that they have entered into a stock purchase agreement, under which Theravance will issue, and GSK will acquire, 10,000,000 shares of Theravance common stock at a price of $21.2887 per share, for a total investment of $212,887,000.

Following this purchase, GSK would own 25,814,421 shares of Theravance common stock, which would increase GSK’s ownership from approximately 18.3% to approximately 26.8% of the total outstanding capital stock of Theravance.  The price per share was determined based upon a 7.5% premium to the volume-weighted average price per share of Theravance common stock over the five-day period ending March 30, 2012, which was $19.8034.

The transaction is subject to certain closing conditions, including approval of Theravance’s stockholders at their Annual Meeting scheduled for May 15, 2012, and expiration of the waiting period under the Hart-Scott-Rodino Act. The transaction is expected to be completed shortly after the Theravance Annual Meeting. GSK expects to continue to account for its total stake in Theravance as an investment held at fair value, due to the existing governance agreement which places limitations on GSK’s voting rights.

About GSK Theravance Collaboration

In November 2002, Theravance entered into a long-acting beta2 agonist (LABA) collaboration with GSK to develop and commercialize a once-daily LABA product candidate either as a single agent or in a combination medicine for the treatment of asthma and/or chronic obstructive pulmonary disease (COPD).  The inhaled corticosteroid (ICS)/ LABA combination, Relovair™*, has now completed its Phase III development and GSK intends to submit regulatory applications for COPD in the US and Europe in mid-2012. For asthma, GSK also plans to submit an application in Europe in mid-2012 and will continue discussions with the FDA on the regulatory requirements for a US asthma indication. The long-acting muscarinic antagonist (LAMA)/LABA programme is in Phase III development in COPD. In March 2004, Theravance entered into a strategic alliance with GSK, under the terms of which GSK has licensed a Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) for the treatment of COPD.  This programme is currently in Phase II development.

GlaxoSmithKline — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer.  For further information please visit www.gsk.com.

Theravance — a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system

(CNS)/pain. Theravance’s key programs include:  Relovair™, LAMA/LABA (‘719/vilanterol (VI)) and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with GlaxoSmithKline plc, and its oral Peripheral Mu Opioid Receptor Antagonist (PµMA) program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit Theravance’s web site at www.theravance.com.

*Relovair™ is a once-daily inhaled corticosteroid (ICS)/long-acting beta-agonist (LABA) combination treatment, comprising fluticasone furoate and vilanterol (FF/VI), currently in development for the treatment of COPD and asthma.  This investigational medicine is not currently approved anywhere in the world.

Relovair™ is a trademark of the GlaxoSmithKline group of companies. The use of the brand name Relovair™ for FF/Vl is not approved by regulatory authorities around the world.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

Important Additional Information Will be Filed with the SEC

Theravance plans to file with the U.S. Securities and Exchange Commission (SEC) and mail to its stockholders a proxy statement in connection with the transaction. The proxy statement will contain important information about Theravance, the transaction and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Theravance through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from Theravance by contacting Investor Relations at (650) 808 4100 or investor.relations@theravance.com.

Theravance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Theravance’s stockholders with respect to the transactions contemplated by the stock purchase agreement. Information regarding Theravance’s directors and executive officers is contained in Theravance’s Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated March 16, 2011, which are filed with the SEC. As of March 21, 2012, Theravance’s directors and officers beneficially owned approximately 5.9 million shares, or 6.6%, of Theravance’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement.

GlaxoSmithKline Enquiries:

UK Media enquiries:	David Mawdsley	+44 (0) 20 8047 5502	(London)
	Stephen Rea	+44 (0) 20 8047 5502	(London)
	Sarah Spencer	+44 (0) 20 8047 5502	(London)
	David Daley	+44 (0) 20 8047 5502	(London)

US Media enquiries:	Kevin Colgan	+1 919 483 2839	(North Carolina)
	Melinda Stubbee	+1 919 483 2839	(North Carolina)
	Sarah Alspach	+1 919 483 2839	(Washington, DC)
	Jennifer Armstrong	+1 919 483 2839	(Philadelphia)

Analyst/Investor enquiries:	Sally Ferguson	+44 (0) 20 8047 5543	(London)
	Tom Curry	+ 1 215 751 5419	(Philadelphia)
	Gary Davies	+ 44 (0) 20 8047 5503	(London)
	Jeff McLaughlin	+ 1 215 751 7002	(Philadelphia)
	Ziba Shamsi	+ 44 (0) 20 8047 3289	(London)

Theravance Enquiries:

Senior Vice President and Chief Financial Officer	Michael W. Aguiar (650) 808 4100
investor.relations@theravance.com

GlaxoSmithKline Cautionary statement regarding forward-looking statements
Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under ‘Risk factors’ in the ‘Financial review & risk’ section in the company’s Annual Report 2011 included as exhibit 15.2 to the company’s Annual Report on Form 20-F for 2011.

Theravance Cautionary Statement Regarding Forward-Looking Statements

Theravance’s press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the status and timing of clinical studies, data analysis and communication, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates, statements concerning the expected timing of the proposed stock purchase, statements concerning enabling capabilities of Theravance’s approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or non-clinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, inability to obtain stockholder approval of the proposed stock purchase or satisfy other closing conditions for the proposed stock purchase, declines in the S&P 500 index that could result in termination rights regarding the proposed stock purchase, delays or failure to achieve regulatory approvals for product candidates, risks of relying on third-party manufacturers for the supply of our product and product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading “Risk Factors” contained in Theravance’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 27, 2012 and the risks discussed in our other period filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.